Exhibit 10.36

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as may be amended or restated, this “Agreement”) is dated as of July 17, 2012, between Alimera Sciences, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”, and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement; and

WHEREAS, certain of the Company’s stockholders have entered into separate support letters (the “Support Letters”) whereby such stockholders have agreed to vote their shares in favor of the transactions contemplated by this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Beneficial Ownership” shall have the meaning ascribed to such term in Section 4.10(d).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CDA” shall have the meaning ascribed to such term in Section 3.2(d).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing 8-K” shall have the meaning ascribed to such term in Section 4.2.

“Closing Date” means the Trading Day mutually agreed upon by the Company and the Purchasers purchasing at least 70% of the Units at such Closing not later than three (3) Business Days following the date of the Stockholder Approval, provided, that, the conditions set forth in Sections 2.3(a) and 2.3(b) have been satisfied or waived but, pursuant to Section 5.1, in no event later than November 30, 2012.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Company Counsel” means Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP with offices located at 850 Winter Street, Waltham, MA 02451.

“Company Stockholders Meeting” shall have the meaning ascribed to such term in Section 4.10(a).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of each of the Shares.

“Enforceability Exceptions” shall have the meaning ascribed to such term in Section 3.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(f).

“Intellectual Property Licenses” shall have the meaning ascribed to such term in Section 3.1(i).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(i).

“Knowledge of the Company” or “Knowledge” means the actual knowledge, after reasonable due inquiry, of each of C. Daniel Myers and Richard S. Eiswirth, Jr., and, solely with respect to Section 3.1(o), the actual knowledge, after due inquiry, of Susan Caballa.

“Lead Purchaser” means Palo Alto Investors, LLC a California limited liability company.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction that has the practical effect of creating any of the foregoing.

“Management Rights Letter” means a management rights letter substantially in the form of Exhibit B attached hereto.

“Material Adverse Effect” means: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the Company’s authority or ability to perform on a timely basis in any material respect its obligations under any Transaction Document or (iii) a material adverse change in the results of operations, assets, business or condition (financial or otherwise) of the Company.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(q).

“Per Share Purchase Price” means $40.00 per share.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Press Release” shall have the meaning ascribed to such term in Section 4.2.

“Press Release 8-K” shall have the meaning ascribed to such term in Section 4.2.

“Prospectus” means the final prospectus filed for the Registration Statement, including the documents incorporated by reference in the Registration Statement, and the documents incorporated by reference in such final prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that shall be filed with the Commission and delivered by the Company to each Purchaser at the Closing, including the documents incorporated by reference therein.

“Proxy Statement” shall have the meaning ascribed to such term in Section 4.10(a)

“Purchaser” and “Purchasers” shall have the meaning ascribed to such terms in the preamble to this Agreement.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.4.

“Registration Statement” means the effective registration statement filed with the Commission on May 27, 2011 (File No. 333-174586), which registers the sale of the Shares, the Common Stock issuable upon conversion of the Shares, the Warrants, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Warrant Shares to the Purchasers.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(e).

“Second Lead Purchaser” means Sofinnova Venture Partners VIII, L.P., a Delaware limited partnership.

“Securities” means the Shares, the Conversion Shares, the Warrants, and the Warrant Shares.

“Securities Act” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Shares” means the shares of Preferred Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Preferred Stock or Common Stock).

“Stockholder Approval” shall the meaning ascribed to such term in Section 2.3(c).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Units purchased hereunder, in United States dollars and in immediately available funds, the amount as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount;”

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successor exchanges of any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Support Letters, the Management Rights Letter and the Registration Rights Agreement.

“Transfer Agent” means American Stock Transfer & Trust Company, with a mailing address of 59 Maiden Lane, New York, NY 10038-4667, and a telephone number of (212) 936-5100, and any successor transfer agent of the Company.

“Unit” means one share of Preferred Stock and a Warrant to purchase 0.30 shares of Preferred Stock.

“Warrant” means a warrant to purchase shares of Preferred Stock delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(iii), in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Preferred Stock or Common Stock, as the case may be, issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Units equal to the quotient resulting from dividing (a) the applicable Subscription Amount for such Purchaser by (b) the Per Share Purchase Price, provided that any Purchaser may cause one or more investment funds that are Affiliates of such Purchaser to purchase the number of Units allocated to such Purchaser. On the Closing Date, each Purchaser purchasing Units at a Closing (or such investment fund) shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount, and the Company shall deliver to such Purchaser its respective Shares and Warrants as determined pursuant to Section 2.2(a), and the Company and such Purchaser shall deliver the other items set forth in Section 2.2. The Closing shall occur at the offices of Company Counsel or such other location as the Company and the Purchasers purchasing at least 70% of the Units being purchased by all Purchasers at the Closing shall mutually agree. The Company shall not be obligated to issue Units for an aggregate Subscription Amount in excess of $40,000,000.00 hereunder.

2.2 Deliveries.

(a) Company Deliverables. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser purchasing Units at the Closing the following:

(i) solely in the case of the Second Lead Purchaser, the Management Rights Letter, duly executed by the Company;

(ii) a copy of the irrevocable instructions to the Transfer Agent, duly executed by the Company, instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company’s Deposit or Withdrawal at Custodian system Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser, to the account(s) identified by such Purchaser;

(iii) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Preferred Stock equal to 30% of such Purchaser’s Shares, with an initial exercise price per share equal to 110% of the Per Share Purchase Price, (such Warrant may be delivered within three (3) Trading Days of the Closing Date), duly executed by the Company;

(iv) the Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(v) a legal opinion of Company Counsel, addressed to the Purchasers and dated the Closing Date, substantially in the form of Exhibit C attached hereto;

(vi) a certificate of the Secretary of the Company, dated as of the Closing Date, (A) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Units, (B) certifying that the shareholders of the Company have adopted resolutions approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Units, (C) certifying the current versions of the certificate of incorporation, as amended, and bylaws of the Company, and (D) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vii) an officer’s certificate certifying that the conditions to close found in Section 2.3(b)(i) and (ii) have been satisfied;

(viii) a copy of the Registration Rights Agreement executed by the Company; and

(ix) an executed copy of an indemnification agreement with the director of the Company designated by the Second Lead Purchaser.

(b) Purchasers’ Deliverables. On or prior to the Closing Date, each Purchaser purchasing Units at the Closing shall deliver or cause to be delivered to the Company the following:

(i) such Purchaser’s Subscription Amount by wire transfer to the account specified by the Company;

(ii) solely in the case of the Second Lead Purchaser, a copy of the Second Lead Purchaser’s Management Rights Letter executed by the Second Lead Purchaser;

(iii) a copy of the Registration Rights Agreement executed by such Purchaser; and

(iv) solely in the case of the Second Lead Purchaser, an executed copy of the indemnification agreement referred to in Section 2.2(a)(ix) above.

2.3 Closing Conditions.

(a) Company Conditions to Close. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or waived by the Company:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b).

(b) Purchasers’ Conditions to Close. The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met or waived by Purchasers purchasing at least 70% of the Units at Closing:

(i) (A) the accuracy in all material respects when made of the representations and warranties of the Company contained herein, (B) the accuracy in all material respects of the representations and warranties of the Company contained in Sections 3.1(a)—(f) and (s) on the Closing Date and (C) the accuracy of the representations and warranties of the Company contained in Sections 3.1(g)—(r) on the Closing Date, except where any inaccuracies in the representations and warranties in Sections 3.1(g)—(r) do not constitute a Material Adverse Effect;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a);

(iv) since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect with respect to the Company; provided, however, that no event, change or effect to the extent arising out of, resulting from or attributable to any of the following shall be deemed to constitute, nor be taken into account in determining whether any event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect with respect to the Company: (A) changes in the Company’s industry or the overall economy, the securities markets, financial markets or capital markets of the United States or worldwide generally; (B) general worldwide economic, business or political conditions; (C) any act of war (whether or not declared), sabotage, terrorism, military action or the escalation thereof; (D) any change in accounting requirements or principles or any change in applicable laws, rules or regulations, provided such change is not applicable solely to the Company; (E) any event, change or effect resulting from the announcement of this Agreement in compliance with the terms of this Agreement, and/or pendency of the transactions contemplated by this Agreement; (F) earthquakes, hurricanes, floods or other natural disasters; (G) any failure, in and of itself, by the Company to meet any internal or published financial projections, predictions, estimates or expectations for any period ending on or after the date of this Agreement; (H) actions taken or the failure to take action as a result of the covenants or restrictions set forth in this Agreement (I) continued losses from operations or decreases in cash balances of the Company, in either case incurred in or resulting from the ordinary course of the Company’s business; (J) any decline in the trading price of the Common Stock; or (K) any event, change or effect relating to the review of the Commission or the Trading Market of the transactions contemplated by this Agreement, including, without limitation, the Proxy Statement and the additional listing application relating to the Securities, except, in case of clause (A), (B), (C) or (D), to the extent that such change, effect, event, matter, occurrence or state of facts has a materially disproportionate effect on the Company relative to similarly-situated companies in the industry in which the Company operates;

(v) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission;

(vi) the Common Stock shall be registered under the Exchange Act and, as of the Closing Date, the Common Stock shall be listed and admitted and authorized for trading on the Trading Market, and, upon request, reasonably satisfactory evidence of such actions shall have been provided to counsel to the Purchasers;

(vii) the Company shall have taken no action designed to, or reasonably likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any written information from the Commission or the Trading Market, as applicable, suggesting that the Commission or the Trading Market, as applicable, is contemplating terminating such registration or listing;

(viii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for (A) any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing and (B) any suspension of trading in securities generally as reported by Bloomberg L.P.);

(ix) no action shall have been taken and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(x) approval of ILUVIEN shall not have been revoked in any jurisdiction in which such drug was, as of the date hereof, approved and authorized by the proper governmental authority for sale and distribution.

(c) Company Stockholder Approval. The approval by the Company’s stockholders of the transactions contemplated by this Agreement (the “Stockholder Approval”) shall have been obtained by the Company.

(d) Board of Directors. The Board of Directors shall have appointed, effective as of the Closing, Garheng Kong (or such other individual designated by the Second Lead Purchaser, which other individual is acceptable to the Company) to the Board of Directors of the Company, to serve as a Class II Director.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its Restated Certificate of Incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have or reasonably be expected to result in a Material Adverse Effect. The Company does not have any direct or indirect subsidiaries.

(b) Authorization; Enforcement. Subject to obtaining Stockholder Approval, the Company has all requisite corporate power and corporate authority to enter into and to perform its obligations under the Transaction Documents, to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, and to issue (or reserve for issuance) the Securities in accordance with the terms thereof. Subject to obtaining Stockholder Approval, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof (including the issuance of the Securities) have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required by the Company or the Board of Directors. This Agreement and each of the other Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by applicable laws or public policy underlying such laws (collectively, the “Enforceability Exceptions”).

(c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and after obtaining Stockholder Approval, the issuance of the Securities and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s Restated Certificate of Incorporation or bylaws, (ii) conflict with, violate, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) or by which any property or asset of the Company is bound or affected; except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than: (i) the filings required pursuant to Sections 4.2 and 4.10, (ii) the filing with the Commission of the Prospectus Supplement, (iii) a Notification Form: Listing of Additional Shares and Notification Form: Change in the Number of Shares Outstanding to the Trading Market for the listing of the Conversion Shares for trading thereon (iv) such filings as are required to be made under applicable state securities laws, and (v) the Stockholder Approval.

(e) Issuance of the Securities; Registration. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrants are duly authorized, and when duly executed and delivered by the Company in accordance with the applicable Transaction Documents, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as limited by the Enforceability Exceptions. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Conversion Shares, when issued in accordance with the Company’s Certificate of Incorporation, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Preferred Stock issuable pursuant to this Agreement and the Warrants as of the date hereof and the maximum number of Conversion Shares issuable upon conversion of the Shares and the Warrant Shares as of the date hereof. The Units, Shares, Warrants and Common Stock conform as to legal matters in all material respects to the respective descriptions thereof contained in the Registration Statement, Prospectus and Prospectus Supplement and such descriptions conform to the rights set forth in the instruments defining the same. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on June 17, 2011, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Knowledge of the Company, are threatened by the Commission. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus Supplement and at the Closing Date, the Prospectus Supplement, when taken together with the Prospectus, and any amendments or supplements thereto, when taken together with the Prospectus and Prospectus Supplement and any amendments and supplements thereto prior to such date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

(f) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Reports. To the Knowledge of the Company, none of the SEC Reports, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to, or identified in, Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports, the Prospectus and the Prospectus Supplement complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly presented in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission and (C) additional fees paid or payable in connection with the pursuit of approval of ILUVIEN with the FDA to the consultant referenced in filings made with the Commission, (iii) the Company has not altered its method of accounting (other than in accordance with pronouncements under GAAP), (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information other than with respect to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 11, 2012.

(h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(i) Intellectual Property. The Company owns, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights sufficient for the operation of its business as described in the SEC Reports and which the failure to so have would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) within the two (2) year period prior to the date of this Agreement that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned within two (2) years after the date of this Agreement. Except as otherwise described in the SEC Reports, the licenses relating to Intellectual Property Rights described in the SEC Reports, the Prospectus and the Prospectus Supplement (the “Intellectual Property Licenses”) are valid, binding upon and enforceable against the Company, and to the Knowledge of the Company, against the parties thereto, in accordance with their terms. The Company has complied in all material respects with, and is not in breach nor has received any written claim of breach of, any Intellectual Property License, and the Company has no Knowledge of any breach or anticipated breach by any other Person to any Intellectual Property License. The Company is not in breach of that certain Amended and Restated Collaboration Agreement by and between pSivida, Inc. (f/k/a/Control Delivery Systems, Inc.) and the Company, dated as of March 14, 2008. The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise does not have any Knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Since the end of the period covered by the most recently filed periodic report under the Exchange Act, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

(k) Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(k) that may be due in connection with the transactions contemplated by the Transaction Documents.

(l) Investment Company. The Company is not and immediately after receipt of payment for the Securities will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(n) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(o) Regulatory Permits; FDA. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities (including, without limitation, those from the FDA and any other federal, state, local or foreign regulatory authorities performing functions similar to those performed by the FDA) necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect. There is no pending, completed or, to the Knowledge of the Company, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) imposes a clinical hold on any clinical investigation by the Company, (ii) enjoins production at any facility of the Company, (iii) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (iv) otherwise alleges any violation of any laws, rules or regulations by the Company, and which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.

(p) Clinical Trials. All studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to the applicable requirements of Good Laboratory Practices or Good Clinical Practices, as applicable, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The descriptions of the results of such studies, tests and trials (including adverse events) contained in the SEC Reports, if any, are not inconsistent with the description made to governmental authorities of such results in any material respects. Except as described in the SEC Reports, no results of any other studies or tests have come to the attention of the Company that have caused the Company to believe that such results call into question the results described in the SEC Reports of the clinical trials. The Company has not received any notices or correspondence from the FDA or any other governmental authority requiring the termination, suspension or modification of any clinical trials currently conducted by, or on behalf of, the Company or in which the Company has participated that are described in the SEC Reports, if any, or the results of which are referred to in the SEC Reports.

(q) Foreign Corrupt Practices; Anti-Bribery; Office of Foreign Assets Control; Money Laundering. Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, (i) has directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) has made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) has failed to disclose fully any contribution made by the Company which is in violation of law, (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, (v) has taken or proposed to take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage or (vi) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. To the Knowledge of the Company, the operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and anti-corruption laws and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened. The Company has instituted policies and procedures designed to promote and achieve material compliance with such laws and with the representation and warranty contained herein.

(r) Waiver of Section 203. The Company’s Board of Directors has waived the provisions of Section 203 of the Delaware General Corporation Law with respect to the issuance of the Shares and Warrants to the Purchasers.

(s) Capitalization. (i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, $0.01 par value per share, of the Company. As of the date hereof, there were (i) 31,432,355 shares of Common Stock outstanding; (ii) no shares of Preferred Stock outstanding; (iii) an aggregate of 3,698,019 shares of Common Stock subject to outstanding stock options of the company; (iv) an aggregate of 85,437 shares of Common Stock subject to outstanding restricted stock units and (v) an aggregate of 152,714 shares of Company Stock subject to outstanding warrants of the Company. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any stock option plan of the Company will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued and fully paid.

(ii) Except as set forth in Section 3.1(s)(i) and for issuance of equity awards to officers, directors, employees, consultants, advisors or contractors of the Company pursuant to stock option, stock purchase plans or other equity incentive plans on terms approved by the Company’s Board of Directors, there are no issued, reserved for issuance or outstanding (A) shares of capital stock or other voting securities of or ownership interests in the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (C) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (D) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the execution of this Agreement on the date hereof to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. Such Purchaser is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Warrant and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) violate, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which such Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including federal and state securities laws and regulations) or by which any property or asset of such Purchaser is bound or affected; except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated hereby or in the other Transaction Documents or the authority or ability of such Purchaser to perform it obligations under the Transaction Documents.

(c) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first entered into a confidentiality or non-disclosure agreement with the Company regarding this transaction (each such agreement a “CDA”) and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. Each Purchaser acknowledges that it has had the opportunity to read the SEC Reports.

(e) Disclosure. Such Purchaser acknowledges and agrees that the Company is not making any representation or warranty and has not made any representation or warranty other than those set forth in the Transaction Documents. In addition, such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Securities that have been requested by such Purchaser. The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information. Until the earliest of the time that (a) no Purchaser (or any investment fund that is an Affiliate of a Purchaser) owns Securities or (b) the Warrants have expired, the Company shall use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.2 Securities Laws Disclosure; Publicity. The Company (a) may, on or after the date hereof, issue a press release reasonably acceptable to the Lead Purchaser and Second Lead Purchaser disclosing the material terms of the transactions contemplated by this Agreement (the “Press Release”) and may, on or after the date hereof file a Current Report on Form 8-K describing the terms of the Transaction Documents and including the Press Release and the forms of the Transaction Documents, as exhibits thereto, with the Commission (the “Press Release 8-K”), and (b) shall file a Current Report on Form 8-K describing the terms of the Transaction Documents and including the Transaction Documents as exhibits thereto, with the Commission, no later than 9:00 A.M. Eastern time on the first (1st) Trading Day immediately following the Closing (the “Closing 8-K”). From and after the Closing, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, except for any material, non-public information provided to the Lead Purchaser and Second Lead Purchaser pursuant to the Management Rights Letter, as a result of a representative of the Lead Purchaser or the Second Lead Purchaser serving on the Board of Directors, or pursuant to a written confidentiality agreement entered into with such Purchaser after the date hereof. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior written consent of such Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) the filing of the Press Release and form of Transaction Documents, (b) as required by federal securities law in connection with the filing of the Closing 8-K and final Transaction Documents (including signature pages thereto) with the Commission after the Closing Date and (c) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (c).

4.3 Use of Proceeds. The Company shall use the net proceeds to fund development and commercialization of the Company’s existing and pipeline drugs, maintenance of the Company’s credit facility with Silicon Valley Bank and MidCap Financial, as the same may be amended, refinanced or resyndicated from time to time, up to $35,000,000 in the aggregate and corporate purposes substantially related to the commercialization of the Company’s existing and pipeline drugs (including without limitation, general and administrative and research and development expenses, in each case, primarily related to such business and the maintenance of the Company’s infrastructure to continue such business).

4.4 Indemnification of Purchasers. Subject to the provisions of this Section 4.4, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners and employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon (i) a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder, (ii) any violations by such Purchaser of state or federal securities laws or (iii) any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing, (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (C) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others, and any liabilities the Company may be subject to pursuant to law.

4.5 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material, non-public information unless such material non-public information is provided by the Company to the Lead Purchaser or the Second Lead Purchaser pursuant to the Management Rights Letter, as a result of a representative of the Lead Purchaser or Second Lead Purchaser serving on the Board of Directors, or pursuant to a written confidentiality agreement entered into with such Purchaser after the date hereof. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Reservation of Preferred Stock and Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Preferred Stock and Conversion Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.8 Listing of Common Stock. The Company hereby agrees to use its commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with or prior to the Closing, the Company shall file a Notification Form: Listing of Additional Shares to apply to list or quote all of the Conversion Shares on such Trading Market, file a Notification Form: Change in the Number of Shares Outstanding with such Trading Market and promptly secure the listing of all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.9 Compliance with Securities Laws.

(a) At all times prior to Closing, the Company shall comply with the requirements of Rule 430B, and will promptly notify the Lead Purchaser and the Second Lead Purchaser (i) when any amendment or supplement to the Registration Statement, Prospectus or Prospectus Supplement shall have been filed, (ii) of the receipt of any written comments from the Commission, (iii) of any written request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company shall comply with the Securities Act, Exchange Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Shares, Warrants, Warrant Shares and Conversion Shares as contemplated by the Transaction Documents and the Prospectus Supplement. If at any time prior to the issuance of the Shares, Warrants, Warrant Shares and Conversion Shares, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus Supplement in order that the Prospectus Supplement will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at such time, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus Supplement in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus Supplement comply with such requirements.

4.10 Preparation of the Proxy Statement and Company’s Stockholders Meeting.

(a) The Company shall use its reasonable best efforts to call, hold and convene a special meeting of its stockholders to vote on the approval of transactions contemplated by this Agreement, as required under the rules of the Trading Market, as soon as reasonable practicable after the date hereof but in any event not later than September 28, 2012 (the “Company Stockholders Meeting”). The board of directors of the Company shall recommend to the Company stockholders that the Company stockholders vote to approve the transactions contemplated by this Agreement, as required under the rules of the Trading Market (the “Recommendation”) and shall include such Recommendation in the proxy statement to be issued in connection with this Agreement (the “Proxy Statement”). In connection with the Company’s Stockholders Meeting, the Company shall prepare and file with the SEC as soon as reasonably practicable, but in any event, not later than ten (10) days after the date hereof the Proxy Statement in preliminary form, and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall use its reasonable best efforts to prepare and file with the SEC the definitive Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the filing of the definitive Proxy Statement with the SEC. The Company shall take any action required to be taken under any applicable state securities laws in connection with this Agreement. The Company shall notify the Lead Investor and the Second Lead Investor promptly of the receipt of any written comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply the Lead Investor and the Second Lead Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Prior to filing or mailing the preliminary or definitive Proxy Statement (or any amendment or supplement thereto) or responding to the comments of the SEC with respect thereto, the Company (i) shall provide the Lead Investor and the Second Lead Investor a reasonable opportunity to review such document or response and (ii) shall consider in good faith comments proposed by the Lead Investor and the Second Lead Investor on such document or response.

(b) Until the Closing, the Company shall not, and shall instruct its directors, officers, managers, partners, financial advisors and other Representatives not to, directly or indirectly, knowingly encourage, solicit, initiate or continue any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person or entity concerning any merger, sale of any material portion of the assets, sale of more than 2% of the outstanding shares of capital stock or similar transaction involving the Company or enter into any agreement with respect thereto, and each of them shall terminate and cease any existing activities, discussions or negotiations with respect to the foregoing.

4.11 Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that such Purchaser will maintain the confidentiality of any confidential or material non-public information of the Company provided to it by or on behalf of the Company prior to or after the date of this Agreement, whether pursuant to a written confidentiality agreement, a Management Rights Letter or as a result of such Purchaser having a representative on the Board of Directors; provided, however, each Purchaser may disclose such confidential and material non-public information of the Company to such Purchaser’s employees, agents, and representatives who need to know such information for the purposes of this Agreement and such Purchaser advises such employees, agents and representatives of the confidentiality restrictions contained herein, and in accordance with its reporting obligations to its limited partners. Each Purchaser’s obligations under this Section 4.11 shall not apply to confidential information that (a) without any breach by such Purchaser of this Section 4.11 was in the public domain at or subsequent to the time communicated to such Purchaser by the Company; (b) was rightfully in such Purchaser’s possession free of any obligation of confidentiality to the Company at the time communicated to such Purchaser by the Company; (c) was received from a third party who rightfully disclosed it to such Party without an obligation of confidentiality to the Company on its subsequent disclosure; or (d) was developed by employees or agents of such Purchaser independently of and without reference to any confidential information. In addition, any disclosure of any portion of confidential or material non-public information of the Company either (i) in response to a valid order by a court or other governmental body, or (ii) otherwise required by law, shall not be considered to be a breach of this Section 4.11 or a waiver of confidentiality for other purposes; provided, however, that such Purchaser shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure.

4.12 Board of Director Seat for Second Lead Purchaser. The Board of Directors shall appoint, effective as of the Closing, a designee of the Second Lead Purchaser, which designee shall initially be Garheng Kong, to the Board of Directors as a Class II Director (as such term is defined in the Company’s Restated Certificate of Incorporation as filed with the Secretary of State of Delaware) with such designee’s initial term expiring at the Company’s 2015 annual meeting of stockholders; provided that if the Company shall amend the Company’s Restated Certificate of Incorporation to de-classify the Board of Directors and provide that the members of the Board of Directors shall be subject to annual election, the Board of Directors shall nominate a designee of the Second Lead Purchaser for inclusion as a nominee for election to the Board of Directors in each of the Company’s proxy statements for its annual meetings of stockholders; provided the Second Lead Purchaser holds at least 50% of the Conversion Shares it originally purchased. Immediately following the appointment of the Second Lead Purchaser’s designee to the Board of Directors, the Company shall (a) add such designee as a covered party under the Company’s current director and officer insurance policy, and (b) deliver to such designee an indemnification agreement, duly executed by the Company and in the same form entered into by the Company with each of the Company’s other directors.

4.13 Absence of Certain Changes or Events. From the date of this Agreement to the Closing Date, except with respect to actions taken by the Company with respect to the commercialization of ILUVIEN in Europe, the Company shall conduct its business in the ordinary course of business consistent with past practices, and during such period the Company shall not cause or permit:

(a) any redemption or repurchase, directly or indirectly, of any shares of any capital stock of the Company or other equity security or declaration, setting aside or payment of any dividends or making of any other distributions (whether in cash or kind) with respect to any shares of the Company’s capital stock or other equity security of any subsidiary of the Company, provided, however, that this Section 4.13(a) shall not apply to the repurchases of stock from former employees, officers, directors or consultants who performed services for the Company in connection with the cessation of such employment or service pursuant to the terms of existing agreements with such individuals;

(b) any split, combination or reclassification of any capital stock of the Company or any capital stock or other equity securities of any subsidiary of the Company or any issuance, sale or transfer of any equity securities, any securities convertible, exchangeable or exercisable into shares of the capital stock of the Company or other equity securities, or warrants, options or other rights to acquire shares of the Company’s capital stock or other equity security of any subsidiary of the Company or any issuance or incurrence of indebtedness (other than trade payables incurred in the ordinary course of business and operating, capital and equipment leases entered into in the ordinary course of business), provided, however, the foregoing shall not apply to (i) issuances of Common Stock or rights to purchase Common Stock issued to employees, directors, consultants or other service providers pursuant to an equity incentive plan of the Company maintained in the ordinary course of business and approved by its Board of Directors or (ii) incurrence of secured indebtedness up to an aggregate of $35,000,000 pursuant to the Corporation’s credit facility with Silicon Valley Bank and/or MidCap Financial, as the same may be amended, refinanced or resyndicated from time to time;

(c) any material change in accounting methods or principles, except insofar as may have been required by a change in GAAP or applicable Law;

(d) any disposal of any of the properties or assets of the Company or any subsidiary of the Company, other than in the ordinary course of business, including, but not limited to, any sale, assignment or transfer of any material tangible assets or any material Intellectual Property or any merger, consolidation or liquidation of the Company; and

(e) any contract, whether or not in writing, to take any action described in this Section 4.13.

4.14 Conversion to Common Stock. In order to facilitate a timely conversion of the Preferred Stock into Common Stock, at the election of a Purchaser, the Company and the Purchasers shall execute an election of conversion notice in substantially the same form as Exhibit D-1 attached hereto and the Company shall provide the transfer agent of the Company with an opinion in substantially the same form as Exhibit D-2 attached hereto. The Company represents and warrants that the foregoing documents are the only documents that the Company’s transfer agent requires in order to convert the Preferred Stock into Common Stock within 2 business days of a request to so convert.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement shall automatically terminate if the Closing has not been consummated on or before November 30, 2012; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). Notwithstanding the foregoing, the Company and each Purchaser, with respect to such Purchaser only and without any effect whatsoever on the obligations between the Company and any other Purchaser, may, by mutual written agreement, extend the term of this Agreement beyond November 30, 2012.

5.2 Fees and Expenses. Except as expressly set forth in this Section 5.2 to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. Notwithstanding the foregoing, the Company shall reimburse (a) the Lead Purchaser for its reasonable and documented fees and disbursements of O’Melveny & Myers LLP, in an amount not to exceed $150,000 in the aggregate and (b) the Second Lead Purchaser for its reasonable and documented consultant fees, in an amount not to exceed $15,000 in the aggregate; provided that in the event either such Purchaser fails to consummate the transaction contemplated hereby when the Company has satisfied each of the conditions to Closing set forth in Section 2.3(b) and complied with Sections 2.3(c) and 2.3(d), the Company shall have no obligation to reimburse the fees of such Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties solely with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, solely with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. For the avoidance of doubt, the parties acknowledge and agree that each of the confidentiality agreements entered into prior to the date hereof between any Purchaser and the Company is superseded by entry into this Agreement and the parties hereby agree that each such agreement shall be deemed terminated in its entirety and of no further force or effect, in each case effective as of the execution of this Agreement by the Company and the applicable Purchaser who is a counterparty to such agreement (or an Affiliate of such Purchaser).

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchasers purchasing at least 70% of the Units at Closing; provided, however, that (a) if any amendment or waiver of this Agreement adversely and directly affects the rights of any Purchaser in a materially adverse and different manner than the other Purchasers, such amendment or waiver shall also require the written consent of such adversely affected Purchaser, and (b) with respect to any amendment or waiver of Section 5.1, or that changes the Per Share Purchase Price or Subscription Amount of any Purchaser, such amendment or waiver shall require the written consent of a Purchaser in order to bind such Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Purchaser and the Company. Notwithstanding the foregoing, additional Persons purchasing Units under this Agreement may become parties as Purchasers under this Agreement, by executing a counterpart of this Agreement, without any amendment of this Agreement pursuant to this Section 5.5 or any consent or approval of any other Purchaser other than the Lead Purchaser.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Prior to the Closing Date, no Purchaser may assign any or all of its rights under this Agreement to any Person without the prior written consent of the Company. If, after the Closing Date, any Purchaser is permitted to assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities, provided, however, that the representations and warranties of the Company contained herein shall terminate with respect to a Purchaser when such Purchaser no longer holds any Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also execute a customary affidavit and pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.16 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Preferred Stock or Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Preferred Stock or Common Stock that occur after the date of this Agreement.

5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.19 Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of each of the Purchasers in order to exercise their respective Warrants. No legal opinion or additional other information or instructions shall be required of any of the Purchasers to exercise their respective Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrants.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALIMERA SCIENCES, INC.		Address for Notice:

By:	/s/ C. Daniel Myers	6120 Windward Parkway, Suite 290
	Name: C. Daniel Myers	Alpharetta, GA 30005
	Title: Chief Executive Officer	Facsimile:
With a copy to (which shall not constitute notice):		Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	PALO ALTO INVESTORS, LLC

Signature of Authorized Signatory of Purchaser:	/s/ Scott R. Smith

Name of Authorized Signatory:	Scott R. Smith

Title of Authorized Signatory:	VP, Chief Compliance Officer

Email Address of Authorized Signatory:	ssmith@pa-investors.com

Facsimile Number of Authorized Signatory:	(650) 325-5028

Address for Notice to Purchaser:	Palo Alto Investors, LLC Attn: Scott Smith 470 University Avenue Palo Alto, California 94301

With a copy to:

O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, CA 94111 Attention: Paul Scrivano, Esq. Fax: (415) 984-8701

Address for Delivery of Warrants to Purchaser (if not same as address for notice):

Subscription Amount: $	24,000,000

Shares*:	600,000	(DWAC Information Below)

Name and Contact for Broker:

Broker No.:

Account No.:

Account Holder:

Warrant Shares*:	180,000

EIN Number:

*	To be completed at Closing

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	SOFINNOVA VENTURE PARTNERS VIII, L.P.

By: Sofinnova Management VIII, L.L.C., its General Partner

Signature of Authorized Signatory of Purchaser:	/s/ Garheng Kong

Name of Authorized Signatory:	Garheng Kong

Title of Authorized Signatory:	Managing Member

Email Address of Authorized Signatory:	garheng@sofinnova.com

Facsimile Number of Authorized Signatory:	(650) 322-2037

Address for Notice to Purchaser:	Sofinnova Venture Partners VIII, L.P. 2800 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attention: Hooman Shahlavi Fax: (650) 322-2037

With a copy to:

O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, CA 94111 Attention: Paul Scrivano, Esq. Fax: (415) 984-8701

Address for Delivery of Warrants to Purchaser (if not same as address for notice):

Subscription Amount: $	10,000,000

Shares*:	250,000	(DWAC Information Below)

Name and Contact for Broker:

Broker No.:

Account No.:

Account Holder:

Warrant Shares*:75,000

EIN Number:

*	To be completed at Closing

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	GROWTH EQUITY OPPORTUNITIES FUND III, LLC By: New Enterprise Associates 14, L.P., its sole member By: NEA Partners 14, L.P., its general partner By: NEA 14 GP, LTD, its general partner

Signature of Authorized Signatory of Purchaser:	/s/ Jake R. Nunn

Name of Authorized Signatory:	Jake R. Nunn

Title of Authorized Signatory:	Assistant Vice President

Email Address of Authorized Signatory:	jnunn@nea.com

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

New Enterprise Associates 14, L.P.

New Enterprise Associates

2855 Sand Hill Road

Menlo Park, CA 94025

Ph: 650-854-9499

Attention: Frank M. Torti, MD

Email: ftorti@nea.com

With a copy to:

New Enterprise Associates

1954 Greenspring Drive, Suite 600

Timonium, MD 21093

Attention: Louis S. Citron, Chief Legal Officer

Email: lcitron@nea.com

Fax: 410-842-4100

and

Proskauer Rose LLP

One International Place

Boston, MA 02110

Attention: Ori Solomon

email: osolomon@proskauer.com

Fax: 617-526-9899

Address for Delivery of Warrants to Purchaser (if not same as address for notice):

Subscription Amount: $6,000,000

Shares*: 150,000 (DWAC Information Below)

Name and Contact for Broker:

Broker No.:

Account No.:

Account Holder:

Warrant Shares*:45,000

EIN Number:

*	To be completed at Closing

EXHIBIT A

PREFERRED STOCK PURCHASE WARRANT

EXHIBIT B

MANAGEMENT RIGHTS LETTER

EXHIBIT C

COMPANY COUNSEL OPINION

EXHIBIT D-1

ELECTION OF CONVERSION NOTICE

EXHIBIT D-2

OPINION